Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 15, 2013

TO

INDENTURE

DATED AS OF OCTOBER 15, 2013

BETWEEN

BIOMARIN PHARMACEUTICAL INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS TRUSTEE

i

ii

iii

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 15, 2013, is between BioMarin Pharmaceutical Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”), and supplements the indenture, dated as of October 15, 2013, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes (as defined below), the “Indenture”).

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 2.2 of the Base Indenture provides that the Company may issue such Securities in the form and on the terms set forth in one or more supplemental indentures;

WHEREAS, the issuance and sale of up to $375,000,000 aggregate principal amount of the Company’s 0.75% Senior Subordinated Convertible Notes due 2018 (the “Notes” and each of them a “Note”) has been authorized by resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors;

WHEREAS, the form of Note and the certificate of authentication to be borne by each Note, are to be substantially in the form hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Scope of Supplemental Indenture. This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Notes, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple Series of Notes voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 1.02 Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture shall have the respective meanings specified in this Section 1.02, and to the extent applicable, supersede any definition thereof in the Base Indenture. All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Agent” means any Registrar, Paying Agent, Notice Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note that is in substantially the form attached as Exhibit A but that does not include the Global Notes Legend or the attached schedule of exchanges.

“Change of Control” means the occurrence of any of the following events from and after the Issue Date:

(i) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act or any successor provision to the foregoing), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d–5(b)(1) under the Exchange Act, other than the Company, any of its Subsidiaries or any of its employee benefit plans, is or becomes the “beneficial owner” (as defined in Rule 13d–3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of the Company’s subsidiaries or any of the Company’s employee benefit plans;

(ii) the consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into Cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Subsidiary of the Company; provided, however, that a transaction described in clause (A) or (B) of this clause (ii) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (ii);

(iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s stockholders approve a plan of liquidation or dissolution.

Notwithstanding anything to the contrary set forth herein, a Change of Control will not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change of Control consists of shares of common stock listed for trading on The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), or which will be so listed when issued or exchanged in connection with such Change of Control, and as a result of the transaction or transactions the Notes become convertible into such common stock (subject to Section 4.02(a)).

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock of the Company, par value $0.001 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 10.6213 shares of Common Stock for each $1,000 principal amount of the Notes, as adjusted from time to time pursuant to the provisions of this Indenture.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Observation Period, one-twenty-fifth of the product of (1) the Conversion Rate on such Trading Day and (2) the Daily VWAP on such Trading Day.

“Daily Settlement Amount” means, for each of the 25 consecutive Trading Days during the Observation Period:

(i) Cash equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 25 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value; and

(ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BMRN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Effective Date” means, for purposes of Section 4.06, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Final Maturity Date” means October 15, 2018.

“Fundamental Change” means the occurrence of either a Change of Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Note means 100% of the principal amount of the Note to be repurchased plus unpaid interest, including Special Interest, if any, accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in global form that is in substantially the form attached as Exhibit A and that includes the Global Notes Legend and the schedule of exchanges and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Notes Legend” means the legend set forth as such in Exhibit A hereto.

“Holder” or “Holder of a Note” means the person in whose name a Note is registered on the Registrar’s books.

“Indebtedness,” when used with respect to any Person, and without duplication, means:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(iii) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents, including a purchase agreement, in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(iv) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv);

(vi) any indebtedness or other obligations described in clauses (i) through (iv) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(vii) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Interest Payment Date” means October 15 and April 15 of each year, commencing April 15, 2014.

“Interest Rate” means 0.75%.

“Interest Rate Protection Agreements” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Underwriters, selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means a transaction described in clauses (i), (ii) or (iv) of the definition of a Change of Control.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock (or other security for which a closing sale price must be determined) is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock (or such other security) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock (or such other security) or in any options, contracts or future contracts relating to the Common Stock (or such other security).

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

“Observation Period” with respect to any Note surrendered for conversion means:

(i) if the relevant Conversion Date occurs prior to July 15, 2018, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and

(ii) if the relevant Conversion Date occurs on or after July 15, 2018, the 25 consecutive Trading Days beginning on, and including, the 27th scheduled Trading Day immediately preceding the Final Maturity Date.

“Open of Business” means 9:00 a.m., New York City time.

“Prospectus Supplement” means the preliminary prospectus supplement for the offering and sale of the Notes, dated October 7, 2013, as supplemented by the related pricing term sheet filed with the SEC as a free writing prospectus.

“Receiver” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Regular Record Date” means, with respect to each Interest Payment Date, October 1 or April 1, as the case may be, immediately preceding such Interest Payment Date.

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock are entitled to receive under a Rights Plan.

“Rights Plan” means any preferred shares rights plan or any similar plan adopted by the Company after the date hereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock (or other security for which a closing sale price must be determined) is listed or admitted for trading. If the Common Stock (or such other security) is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for:

(i) Indebtedness that by its terms expressly provides that it shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is equal with or junior to the Notes; and

(ii) Indebtedness between or among the Company or any of the Subsidiaries of the Company.

“Settlement Method” means each of the Cash Settlement, Combination Settlement and Physical Settlement.

“Special Interest” means additional interest payable on the Securities in the circumstances provided in Section 8.02. References to interest in this Indenture include Special Interest then payable.

“Specified Dollar Amount” means the maximum Cash amount per $1,000 principal amount of the Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method.

“Stock Price” means the price paid, or deemed to be paid, per share of the Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(e).

“Termination of Trading” means an event that will be deemed to have occurred if Common Stock or other common stock into which the Notes are convertible is not listed for trading on any of The New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market (or any of their respective successors).

“Trading Day” means, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that, for the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock (or such other security) is not so listed or traded or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” for purposes of determining amounts due upon conversion of the Notes on any date of determination means, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc.

Section 1.03 Other Definitions. In addition to the definitions listed in Section 1.02 hereof and Sections 1.1 and 1.2 of the Base Indenture (to the extent not superseded by definitions contained herein), the following defined terms are also used herein:

Term	Defined in Section

“2017 Notes”	5.13
“2020 Notes”	5.13
“Act”	1.05
“Additional Notes”	2.03
“Averaging Period”	4.06(a)(5)
“Bankruptcy Law”	8.01(h)
“Base Indenture”	Preamble
“Cash Settlement”	4.02(a)
“Combination Settlement”	4.02(a)
“Conversion Agent”	2.04
“Conversion Date”	4.02(b)
“Conversion Notice”	4.02(b)
“Conversion Obligation”	4.01(a)
“Corporate Trust Administration Office”	2.04
“Custodian”	8.01(h)
“Defaulted Interest”	2.07
“Event of Default”	8.01
“Expiration Date”	4.06(a)(5)
“Fundamental Change Company Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Notice”	3.01(c)
“Indenture”	Preamble
“Junior Securities”	5.11(b)
“Make-Whole Fundamental Change Effective Date”	4.01(e)
“Make-Whole Premium”	4.01(e)
“Measurement Period”	4.01(b)
“Note”	Recitals
“Notice Agent”	2.04
“Paying Agent”	2.04
“Physical Settlement”	4.02(a)
“Reference Property”	4.10
“Registrar”	2.04
“Reorganization Event”	7.01(a)
“Reorganization Successor Corporation”	7.01(a)
“Settlement Amount”	4.02(a)(iv)
“Settlement Notice”	4.02(a)(iii)
“Spin-off”	4.06(a)(3)
“Supplemental Indenture”	Preamble
“Underwriting Agreement”	2.01
“Valuation Period”	4.06(a)(3)

Section 1.04 Rules of Construction. In addition to the rules of construction provided in Section 1.4 of the Base Indenture, the following rule of construction also applies to the provisions contained herein: unless the context requires otherwise, all references to interest on the Notes will include any Special Interest payable pursuant to Section 8.02 hereof but, for the avoidance of doubt, will not include any Defaulted Interest payable pursuant to the terms of Section 2.07.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent in accordance with the requirements of the Indenture will be sufficient for any purpose of this Supplemental Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

Subject to any additional requirements contained in the Indenture, the fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority, subject to any additional requirements in the Indenture. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership of the Notes shall be proved by the Registrar.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company, the Paying Agent, the Conversion Agent or the Registrar in reliance thereon, whether or not notation of such action is made upon such Note.

If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes will be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Supplemental Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01 Designation, Form and Dating. There is hereby authorized a series of senior subordinated unsecured notes of the Company designated as “0.75% Senior Subordinated Convertible Notes due 2018.” The Notes are initially being sold pursuant to an Underwriting Agreement, dated October 8, 2013 (the “Underwriting Agreement”), between the Company and the Underwriters. The Notes shall originally be issued only in fully registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes will be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are approved by the Trustee and not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Subject to Section 2.14 of the Base Indenture, so long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all of the Notes will be represented by one or more Global Notes. The Company has designated the Depository Trust Company as the initial Depositary of the Notes represented by one or more Global Notes. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures.

Each Global Note will represent such of the outstanding Notes as are specified therein and each will provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes.

Section 2.02 Interest. The rate or rates at which the Notes shall bear interest, including Special Interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Section 2.03 Amount of Series Unlimited. The aggregate principal amount of the Notes which may be initially authenticated and delivered under this Indenture is $375,000,000.

The Company may, without the consent of the Holders, issue additional Notes with the same terms and the same CUSIP number as the initial Notes (“Additional Notes”) under this Indenture in an unlimited aggregate principal amount; provided, however, that such Additional Notes must be part of the same issue as the initial Notes issued for federal income tax purposes. The initial Notes and any such Additional Notes will be treated as a single class for all purposes under this Indenture and all references to “Notes” in this Indenture include such Additional Notes.

At any time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and make available for delivery such Notes.

Section 2.04 Registrar, Paying Agent, Notice Agent, Conversion Agent and Trustee. Section 2.4 of the Base Indenture is hereby amended and restated in full solely with respect to the Notes as follows: The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange (the “Registrar”), where Notes may be presented or surrendered for payment (the “Paying Agent”), where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered (the “Notice Agent”) and where Notes may be presented for conversion (the “Conversion Agent”).

The Registrar will keep a register with respect to the Notes and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent, Notice Agent or Conversion Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent, Notice Agent or Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Administration Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents, additional notice agents or additional conversion agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent, Notice Agent and Conversion Agent in each place so specified for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent, additional notice agent or conversion agent. The term Registrar includes any additional registrars named pursuant to this Supplemental Indenture. The term Paying Agent includes any additional paying agent named pursuant to this Supplemental Indenture. The term Notice Agent includes any additional notice agent named pursuant to this Supplemental Indenture. The term Conversion Agent includes any additional conversion agent named pursuant to this Supplemental Indenture.

The Company hereby initially designates the Trustee as the initial Registrar, Paying Agent, Notice Agent and Conversion Agent. The Company further designates the office of the Trustee (Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001) (the “Corporate Trust Administration Office”) as its office where Notes may be:

(1)	presented or surrendered for payment;

(2)	surrendered for registration of transfer or exchange; or

(3)	surrendered for conversion.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or money sufficient to pay the principal of and premium, if any, and interest, including Special Interest, if any, on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.03 hereof, the Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where Notes may be surrendered for conversion. The Company will give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at the Corporate Trust Administration Office.

The Company may also from time to time designate one or more Conversion Agents and from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under Article 7 of the Base Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

Without prejudice to any other rights of the Trustee under the Article 7 of the Base Indenture, upon any application by the Company to the Trustee to take or refrain from taking any action, the Company shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel in accordance with the Indenture in form satisfactory to the Trustee.

Section 2.05 Conversion Agent to Hold Shares in Trust. The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee in writing of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon such acknowledgement by the Trustee of its receipt of any such payment, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Notes.

Section 2.06 CUSIPs and ISINs.

(a) Whenever “CUSIP” and “ISIN” numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to the Notes. Whenever the Company uses CUSIP and ISIN numbers, the Trustee will also use CUSIP and ISIN numbers in each notice it delivers to the Holders; provided, that neither the Company nor the Trustee will be responsible for any defect in any CUSIP or ISIN number that appears on any Note, check, advice of payment or notice. The Company will promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b) In addition, if, when any shares of Common Stock are issued upon conversion of a Note, CUSIP and ISIN numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to such shares of Common Stock.

(c) Whenever any of the CUSIP or ISIN numbers with respect to the Notes or the shares of Common Stock issuable upon conversion, if any, of the Notes changes, ceases to be used, or begins to be used, the Company will deliver prompt written notice of such change, cessation, or beginning to each of the Trustee and the Holders.

Section 2.07 Defaulted Interest. If the Company defaults in a payment of interest on Notes, it will pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest (the “Defaulted Interest”), to the persons who are Holders on a subsequent special record date. The Company will fix the record date and payment date. At least 30 days before the record date, the Company will send to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.08 No Sinking Fund. No sinking fund is provided for the Notes.

Section 2.09 Surrender for Cancellation. The Company will surrender any Note repurchased by the Company, including pursuant to Article 3, to the Trustee for cancellation. Any Notes surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly.

The Trustee will cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and will destroy such canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company, upon Company request.

ARTICLE 3

REPURCHASE OF NOTES

Section 3.01 Repurchase of Notes at Option of the Holder upon a Fundamental Change.

(a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Note will have the right, at the option of the Holder, to require the Company to repurchase for Cash all or any portion of the Notes of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date specified by the Company that is 45 days after the date of the Fundamental Change Company Notice pursuant to Section 3.01(b) (the “Fundamental Change Repurchase Date”).

(b) As promptly as practicable following the date on which the Company publicly announces a Fundamental Change, but in no event less than 20 days prior to the anticipated effective date of a Fundamental Change, the Company will deliver a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, the Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice substantially in the form included in Exhibit A hereto to be completed by the Holder and shall state:

(i) the events causing such Fundamental Change;

(ii) the date (or expected date) of such Fundamental Change;

(iii) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.01;

(iv) the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the Holder’s right to require the Company to purchase the Notes;

(vii) the name and address of each Paying Agent and Conversion Agent;

(viii) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change (and the timing of any such adjustments);

(ix) whether a Make-Whole Premium shall be payable by the Company upon conversion;

(x) the procedures that the Holder must follow to exercise rights under Article 4;

(xi) the procedures that the Holder must follow to exercise rights under this Section 3.01, including that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws such notice in accordance with the terms of this Indenture;

(xii) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest, including Special Interest, if any, will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiii) the CUSIP number of the Notes and that no representation is made as to the correctness or accuracy of the CUSIP numbers listed in the notice or printed on the Notes to be repurchased.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the Company makes such request at least three (3) Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.01; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company and that the Trustee shall not be responsible for determining if a Fundamental Change has occurred. In connection with the delivery of the Fundamental Change Company Notice to the Holders, the Company will disseminate a press release announcing the occurrence of the Fundamental Change through Dow Jones & Company, Inc. or Bloomberg Business News or publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Notes is in the form of a Global Note, then the Company will modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Notes pursuant to this Section 3.01.

(c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of an irrevocable written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Trustee at any time prior to the Close of Business on the 30th day following the date of the Fundamental Change Company Notice, together with the Notes with respect to which the right is being exercised, subject to extension to comply with applicable law.

(1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Note is held other than in global form) of the Note which the Holder will deliver to be repurchased (or, if the Note is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased and (C) that such Note shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture. The Trustee and Paying Agent shall have no duty to verify the accuracy of any information contained in a Fundamental Change Repurchase Notice.

(2) The delivery of a Note for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note).

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.

(5) Anything herein to the contrary notwithstanding, in the case of Global Notes, any Fundamental Change Repurchase Notice must be delivered and such Notes must be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(6) A Fundamental Change Repurchase Notice shall be irrevocable, except that the right of the Holder to withdraw such notice and convert the Notes that are the subject of the Fundamental Change Repurchase Notice shall continue until the Close of Business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, in the case of conversion of Global Securities, subject to the Applicable Procedures.

(d) The Company shall deposit Cash at the time and in the manner as provided in Section 3.03, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Notes to be purchased pursuant to this Section 3.01.

Section 3.02 Effect of Fundamental Change Repurchase Notice. Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Note, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c), in each case subject to receipt of funds by the Paying Agent in accordance with Section 3.03.

Section 3.03 Deposit of Fundamental Change Repurchase Price.

(a) On or before 10:00 a.m. New York City time on the Business Day preceding the applicable Fundamental Change Repurchase Date, the Company will deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.

(b) If a Paying Agent holds on the Business Day preceding the Fundamental Change Repurchase Date, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Note for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Repurchase Date, whether or not the Note is delivered to the Paying Agent, each such Note will cease to be outstanding, interest, including Special Interest, if any, shall cease to accrue, and the rights of the Holder in respect of the Note shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Note as aforesaid).

(c) If Notes are repurchased on a date that is after a Regular Record Date for an Interest Payment Date and prior to the corresponding Interest Payment Date, the Company will not pay accrued interest to the Holder of Notes being repurchased, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date.

Section 3.04 Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date and upon Company Request, the Paying Agent shall return any such excess Cash to the Company.

Section 3.05 Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery to the Holder of such Certificated Note, without service charge, a new Certificated Note or Certificated Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.06 Compliance with Securities Laws upon Purchase of Notes. In connection with any offer to repurchase Notes under Section 3.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase Notes, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.07 No Company Redemption Rights. Article 3 of the Base Indenture shall not apply to the Notes.

ARTICLE 4

CONVERSION

Section 4.01 Conversion Privilege and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note will have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 4.01(b), at any time prior to the Close of Business on the Business Day immediately preceding July 15, 2018 under the circumstances and during the periods set forth in Section 4.01(b), and (ii) regardless of the conditions described in Section 4.01(b), on or after July 15, 2018 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, in each case, at the Conversion Rate (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b) (i) Prior to the Close of Business on the Business Day immediately preceding July 15, 2018, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes, as determined following a request by a Holder of Notes in accordance with this Section 4.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized Notes dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or, if the Company is acting as the Bid Solicitation Agent, the Company shall have no obligation to determine the trading price) unless a Holder of at least $5,000,000 aggregate principal amount of the Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company will instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company will determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Company, when required to, does not instruct the Bid Solicitation Agent in writing to obtain bids to determine the Trading Price per $1,000 principal amount of the Notes when obligated as provided in the preceding sentence, or if the Company so instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or if the Company is acting as the Bid Solicitation Agent and the Company fails to make such determination, then, in such cases, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company will so notify the Holders and the Trustee, including in its capacity as the Conversion Agent, in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company will so notify the Holders and the Trustee, including in its capacity as the Conversion Agent, in writing.

(ii) If, prior to the Close of Business on the Business Day immediately preceding July 15, 2018, the Company elects to:

(1) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a Rights Plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(2) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company will notify all the Holders of the Notes and the Trustee, including in its capacity as the Conversion Agent, in writing at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Notes for conversion at any time until the earlier of (1) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. For purposes of this Section 4.01(b)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than Cash, to be determined by the Board of Directors. Holders of the Notes may not exercise this right if such Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.01(b)(ii), without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of the Notes held by such Holder.

(iii) If a transaction or event that (x) constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding July 15, 2018, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 3.01 or (y) if, prior to the Close of Business on the Business Day immediately preceding July 15, 2018, the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into Reference Property, then all or any portion of a Holder’s Notes may be surrendered for conversion at any time from the date the Company provides notice of such transaction or event until the earlier of (A) 35 Trading Days after the effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date, and (B) the second Scheduled Trading Day immediately preceding the Final Maturity Date. The Company will notify Holders and the Trustee, including in its capacity as the Conversion Agent, as soon as practicable after the Company first learns of the anticipated or actual effective date for such transaction, and will use commercially reasonable efforts to make such determination in time to deliver such notice at least 30

Scheduled Trading Days prior to the effective date for such transaction. If the Company does not have knowledge of such transaction at least 30 scheduled Trading Days prior to the anticipated effective date of such transaction, the Company will notify the Trustee and the Holders within two Business Days of the earlier of (1) the date upon which the Company receives notice, or otherwise become aware, of the anticipated effective date of such transaction and (2) the actual effective date of such transaction.

(iv) Prior to the Close of Business on the Business Day immediately preceding July 15, 2018, all or any portion of a Holder’s Notes may be surrendered for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2014 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than 130% of the Conversion Price on each applicable Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after March 31, 2014 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Company and the Trustee if the Notes become convertible in accordance with this clause.

(c) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(d) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(e) and Section 4.06.

(e) If there shall have occurred a Make-Whole Fundamental Change, the Company will pay a “Make-Whole Premium” to the Holders of the Notes who convert their Notes in connection with any such transaction during the period beginning on or subsequent to the effective date of the Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) but before the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date by increasing the Conversion Rate for such Notes. The Make-Whole Premium will be in addition to, and not in substitution for, any Cash, securities or other assets otherwise due to Holders upon conversion. The number of additional shares of Common Stock per $1,000 principal amount of the Notes constituting the Make-Whole Premium shall be determined by reference to the table below, based on the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change and the Stock Price; provided that if the Stock Price or Make-Whole Fundamental Change Effective Date are not set forth on the table:

(i) if the actual Stock Price on the Make-Whole Fundamental Change Effective Date is between two Stock Prices on the table or the actual Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Make-Whole Fundamental Change Effective Dates on the table based on a 365-day year, as applicable;

(ii) if the Stock Price on the Make-Whole Fundamental Change Effective Date exceeds $300.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid;

(iii) if the Stock Price on the Make-Whole Fundamental Change Effective Date is less than $67.25 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid.

If holders of the Common Stock receive only Cash in the Make-Whole Fundamental Change, the Stock Price shall be the Cash amount paid per share of the Common Stock in connection with the Make-Whole Fundamental Change. Otherwise, the Stock Price shall be equal to the average of the Last Reported Sale Prices of the Common Stock for the 15 Trading Days immediately prior to, but not including the Make-Whole Fundamental Change Effective Date.

Make-Whole Premium Upon a Make-Whole Fundamental Change (number of additional shares of Common Stock per $1,000 principal amount of the Notes):

Stock Price
Effective Date	$67.25	$80.00	$94.15	$110.00	$125.00	$140.00	$160.00	$200.00	$250.00	$300.00

October 15, 2013	4.2485	3.0003	2.1209	1.4924	1.1006	0.8294	0.5842	0.3098	0.1508	0.0750
October 15, 2014	4.2485	3.0003	2.1093	1.4458	1.0401	0.7648	0.5218	0.2602	0.1171	0.0527
October 15, 2015	4.2485	3.0003	2.0185	1.3289	0.9196	0.6505	0.4218	0.1904	0.0750	0.0292
October 15, 2016	4.2485	2.8606	1.8006	1.1033	0.7114	0.4686	0.2766	0.1037	0.0319	0.0101
October 15, 2017	4.2485	2.5048	1.3817	0.7118	0.3841	0.2108	0.0980	0.0247	0.0057	0.0004
October 15, 2018	4.2485	1.8787	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding the foregoing paragraph, in no event will the Conversion Rate exceed 14.8698 shares per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.06(a) hereof.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06(a) hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make-Whole Premium as described above. The hypothetical Stock Prices and additional share amounts set forth above are based on the Last Reported Sale Price of $67.25 per share on October 8, 2013 and an initial Conversion Price of approximately $94.15 per share.

A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or subsequent to the Make-Whole Fundamental Change Effective Date but before the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

(f) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. By paying or delivering, as the case may be, Cash, shares of Common Stock or a combination of Cash and shares of Common Stock, at the Company’s election, to the Trustee plus a Cash payment for a fractional share, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest, including Special Interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed to be paid in full rather than cancelled, extinguished and forfeited); provided, however, that if a Holder converts a Note after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest payment due on such Interest Payment Date to the Holder of such Note as of the Close of Business on such Regular Record Date pursuant to Section 4.02(c). Upon a conversion of Notes into a combination of Cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the Cash paid upon such conversion.

The Company will notify the Trustee and the Holders as soon as practicable after the Company first learns of the anticipated or actual Make-Whole Fundamental Change Effective Date, and the Company will use commercially reasonable efforts to make such determination in time to deliver such notice at least 30 Scheduled Trading Days prior to the Make-Whole Fundamental Change Effective Date.

(g) If a Holder tenders a Fundamental Change Repurchase Notice with respect to a Note in accordance with Article 3, the Holder may not surrender such Note for conversion until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.01.

Section 4.02 Settlement Upon Conversion; Conversion Procedure.

(a) Subject to this Section 4.02, Section 4.01(e) and Section 4.10, upon conversion of any Note, the Company will pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of the Notes being converted, Cash (“Cash Settlement”), shares of Common Stock, together with Cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 4.03 (“Physical Settlement”) or a combination of Cash and shares of Common Stock, together with Cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 4.03 (“Combination Settlement”), at its election, as set forth in this Section 4.02.

(i) All conversions for which the relevant Conversion Date occurs on or after July 15, 2018 shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs on or after July 15, 2018, the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company will not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If, in respect of any Conversion Date (or for conversions occurring on or after July 15, 2018, as the case may be), the Company elects a Settlement Method, the Company shall deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be) to converting Holders and Trustee no later than the Close of Business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after July 15, 2018, no later than the Close of Business on the Scheduled Trading Day immediately preceding July 15, 2018). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company will be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of the Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of the Notes. If the Company delivers a Settlement Notice to the Holders and the Trustee electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of the Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of the Notes shall be deemed to be $1,000.

(iv) The Cash, shares of Common Stock or combination of Cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company will deliver to the converting Holder in respect of each $1,000 principal amount of the Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company will pay to the converting Holder in respect of each $1,000 principal amount of the Notes being converted Cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company will pay or deliver, as the case may be, in respect of each $1,000 principal amount of the Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of Cash payable in lieu of delivering any fractional share of Common Stock, the Company will notify the Trustee, including in its capacity as the Conversion Agent, of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of Cash payable in lieu of delivering fractional shares of Common Stock. The Trustee, including in its capacity as the Conversion Agent, shall have no responsibility for any such determination.

(b) To convert a Note, a Holder must (1) complete and manually sign the conversion notice on the back of the Note (which, if applicable, must comply with the Applicable Procedures) (the “Conversion Notice”) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, which shall become irrevocable upon receipt by the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay an amount equal to the interest, including Special Interest, if any, as required by Section 4.02(d) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04, and interest, if applicable. The date on which the Holder satisfies the applicable requirements is the “Conversion Date.” Notes surrendered for conversion will be deemed to be converted at the Close of Business on the Conversion Date. Upon the conversion of a Note, the Company will pay or deliver, as the case may be, Cash, shares of Common Stock or a combination of Cash and shares of Common Stock, at the Company’s election, without service charge, on the third Business Day immediately following the Conversion Date if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period in the case of any other Settlement Method; provided that with respect to any Conversion Date occurring on or after July 15, 2018, settlement will occur on the Final Maturity Date. Anything herein to the contrary notwithstanding, in the case of Global Notes, Conversion Notices may be delivered and such Notes may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(b) and the Applicable Procedures as in effect from time to time.

(c) The person in whose name any shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock as of the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the Observation Period (in the case of Combination Settlement). Upon conversion of a Note, such person shall no longer be a Holder of such Note. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Note, if any, prior to the issuance of such shares.

(d) Holders of Notes surrendered for conversion (in whole or in part) during the period from the Close of Business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest and Special Interest, if any, payable on the principal amount of such Notes being surrendered for conversion on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Notes for conversion, such Notes shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest, including

Special Interest, if any, payable on such corresponding Interest Payment Date (but excluding any overdue interest on the principal amount of such Note so converted that exists at the time such Holder surrenders such Note for conversion). Notwithstanding the foregoing, any such Holder which surrenders for conversion any Note (i) with respect to which the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the second Business Day following the corresponding Interest Payment Date, (ii) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to the Note or (iii) after the last Regular Record Date prior to the Final Maturity Date, in each case, need not pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion. Except as otherwise provided in this Section 4.02(d), no payment or adjustment will be made for accrued interest, including Special Interest, if any, on a converted Note.

Therefore, for the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Final Maturity Date will receive the full interest payment due on the Final Maturity Date regardless of whether their Notes have been converted following the Regular Record Date.

(e) Subject to Section 4.02(d), nothing in this Section 4.02 shall affect the right of a Holder in whose name any Note is registered at the Close of Business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Notes. If a Holder converts more than one Note at the same time, the consideration due upon the conversion (and the amount of any Cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Notes so converted.

(f) In the case of any Note which is converted in part only, upon such conversion the Company will execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03 Fractional Shares. No fractional share of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company will pay Cash based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

Section 4.04 Taxes on Conversion. Except as provided in the next sentence, the Company will pay any and all taxes (including any documentary, stamp or similar issue or transfer taxes other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.05 Company to Provide Common Stock. The Company will, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock.

(a) All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(b) The Company will promptly comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes.

(c) The Company will use its best efforts to ensure that the shares of Common Stock to be issued upon conversion of the Notes will be listed on any securities exchange or quoted on any quotation system that the Common Stock is then so listed or quoted on.

Section 4.06 Adjustment of Conversion Rate

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1) If the Company issues shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

An adjustment made under this clause (1) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as the case may be.

If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2) If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the date of announcement of such issuance, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such issuance, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of Section 4.01(b)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than Cash, to be determined by the Board of Directors.

(3) If the Company distributes shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets, securities or property of the Company or issues rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

i. dividends or distributions as to which an adjustment was effected pursuant to clause (1) or clause (2) of this Section 4.06(a);

ii. dividends or distributions paid exclusively in Cash as to which an adjustment was effected pursuant to clause (4) of this Section 4.06(a); and

iii. Spin-offs, as to which the provisions set forth in the latter portion of this clause (3) shall apply,

then the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, Notes or property or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributable with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Note to receive, for each $1,000 principal amount of the Notes, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets, securities or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

An adjustment made under the provision of this clause (3) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off (as defined below)) on a U.S. national securities exchange (“Spin-off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days immediately following, and including, the Ex-Dividend Date for the Spin-off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the Close of Business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of the Notes during the Valuation Period, references in the preceding paragraph with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-off and the Conversion Date in determining the Conversion Rate; and provided further that if the Ex-Dividend Date of the Spin-off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of the Notes, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, but excluding, the Ex-Dividend Date for the Spin-off to, and including, the last Trading Day of such Observation Period. Any adjustment made under the above preceding paragraph and this paragraph will become effective as of the Open of Business on the Ex-Dividend Date for the Spin-off. If such Spin-off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted, as of the date of such cancellation, to be the Conversion Rate that would have been in effect if such Spin-off had not been declared.

(4) If any Cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in Cash per share of Common Stock the Company distributes to holders of Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Note to receive, for each $1,000 principal amount of the relevant, at the same time and upon the same terms as holders of Common Stock, the amount of Cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such Cash dividend or distribution.

An adjustment made under the provision of this clause (4) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(5) If the Company or any of the Company’s subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, if the Cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Prices of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value of all Cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive trading day period commencing on, and including, the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under the preceding paragraph will occur at the Close of Business on the day following the last day of the Averaging Period, and including, the Expiration Date; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of the Notes, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. Because the Company will make the adjustment to the Conversion Rate at the end of the Averaging Period with retroactive effect, the Company will delay the settlement of any Notes where the Conversion Date occurs during the Averaging Period. In such event, the Company will settle its Conversion Obligation on the third Business Day immediately following the last day of the Averaging Period. If the Company is, or one of the Company’s subsidiaries is, obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Company is, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(b) Notwithstanding the foregoing provisions of Section 4.06(a), if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted the Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 4.02(a) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(c) Notwithstanding the foregoing provisions of Sections 4.06(a) and (b), if a Holder converts a Note, Combination Settlement is applicable to such Note and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Note:

•	is calculated based on a Conversion Rate adjusted on account of any event described in clauses (1) through (5) of Section 4.06(a); and

•	includes any shares of Common Stock that entitle their holder to participate in such event;

then, notwithstanding the foregoing provisions of Section 4.06(a), such Conversion Rate adjustment will not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(d) To the extent the Company has a Rights Plan in effect upon conversion of the Notes pursuant to this Article 4: (i) if such Rights have not separated from the Common Stock prior to the conversion of the Notes, in addition to any Common Stock issuable upon conversion, the Rights Plan shall provide that upon conversion of the Notes, such Holders will receive the appropriate number of Rights, if any, under such Rights Plan and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any Rights Plan; or (ii) if such Rights have separated from the Common Stock prior to the conversion of the Notes, the Conversion Rate will be adjusted as though the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of Indebtedness or assets as described in Section 4.06(a)(3) on the date of such separation. If such an adjustment is made and the Rights expire or are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis. For the avoidance of doubt, any issuance of Rights will not cause an adjustment of the Conversion Rate unless and until such Rights have separated from the Common Stock before the time of conversion.

(e) If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

(f) If the Company makes a distribution of property to holders of Common Stock that would be taxable to them as a dividend for U.S. federal income tax purposes and the applicable Conversion Rate is increased, this increase would generally be deemed to be the receipt of taxable income by U.S. holders of the Notes and would generally result in withholding taxes for non-U.S. holders. Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, the Company may offset any such withholding tax applicable to non-U.S. holders against cash payments of interest payable on the Notes.

(g) Notwithstanding any of the foregoing, the Company will not initiate any transaction set forth in Section 4.06(a) unless such transaction is in compliance with applicable law and the applicable rules of the principal securities exchange on which the Common Stock is then listed.

Section 4.07 No Adjustment.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Notes had been converted into Common Stock immediately prior to such transactions) without converting the Notes held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate then effective; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment which, together with the original adjustment shall aggregate at least 1% of the then effective Conversion Rate; provided, further, that any carry forward amount shall be paid to a Holder of Notes upon conversion of such Notes and on each Trading Day during any Observation Period, regardless of the 1% threshold. Adjustments to the Conversion Rate under this Article 4 will be calculated to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d) To the extent that the Notes become convertible into the right to receive Cash, no adjustment need be made thereafter as to the Cash.

(e) No adjustment in the Conversion Rate shall be required with respect to accrued and unpaid interest, including Special Interest, on the Notes.

(f) Except as otherwise provided herein, no adjustment in the Conversion Rate shall be required for the issuance of the Common Stock or any securities convertible into or exchangeable for the Common Stock or carrying the right to purchase any of the foregoing.

Section 4.08 Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company will compute the adjusted Conversion Rate and promptly send to Holders a notice of the adjustment and file with the Trustee, including in its capacity as the Conversion Agent, an Officers’ Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to send such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee, including in its capacity as the Conversion Agent, shall receive such an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee, including in its capacity as the Conversion Agent, may assume without inquiry that the Conversion Rate has not been adjusted and that the initial Conversion Rate, or the last Conversion Rate with respect to which the Company has delivered such Officers’ Certificate to the Trustee, including in its capacity as the Conversion Agent, remains in effect.

Section 4.09 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company will send to Holders and file with the Trustee a notice stating the action to be taken and the proposed effective date. The Company shall send such notice at least 20 days before such proposed effective date and the action to be taken on such effective date. Failure to send such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following events occur:

(a) any recapitalization, reclassification or change of the Common Stock other than changes resulting from a subdivision or combination,

(b) a consolidation, merger or combination involving the Company,

(c) a sale, conveyance or lease to a third party of all or substantially all of the Company’s and the Company’s subsidiaries’ property and assets, or

(d) any statutory share exchange,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including Cash or any combination thereof) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee (subject to the Trustee’s rights as provided in this Indenture), prior to or at the effective time of the relevant event, a supplemental indenture permitted under Section 9.01 providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) which such Holder would have owned or been entitled to receive (the “Reference Property”) upon such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease had such Note been converted into Common Stock, if any, immediately prior to such business combination.

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 and the Trustee may conclusively rely on the declaration by the Company of the equivalency of such adjustments. If, in the case of any such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof.

However, at and after the effective time of the transaction, (x) the Company will continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of its Conversion Obligation of the Notes being converted as set forth under Section 4.02(a); (y) the number of shares of Common Stock, if any, otherwise deliverable upon conversion of the Notes as set forth under Section 4.02(a) will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction; and (z) the Daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the transaction causes Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. If the holders receive only Cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of the Notes shall be solely Cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any additional shares as described under Section 4.01(e)), multiplied by the price paid per share of Common Stock in such transaction and (ii) the Company will satisfy its Conversion Obligation by paying Cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company will notify Holders and the Trustee, including in its capacity as the Conversion Agent, in writing of the weighted average as soon as practicable after such determination is made.

The Company may not become a party to any such transaction unless its terms are consistent with the foregoing provisions. None of the foregoing provisions shall affect the rights of a Holder of Notes to convert its Notes into shares of Common Stock prior to the effective date of such transaction.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, without prejudice to the other rights of the Trustee under the Indenture, the Company will promptly file with the Trustee (i) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive after any such transaction, and any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (ii) an Opinion of Counsel that all conditions precedent have been complied with. The Company will cause notice of the execution of such supplemental indenture to be sent to each Holder, at the address of such Holder as it appears on the register of the Notes, within 20 days after execution thereof. Failure to send such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 4.10 shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 4.10 applies to any event or occurrence, Section 4.06(a) hereof shall not apply.

Section 4.11 Trustee’s Disclaimer.

(a) The Trustee, in its capacity as Trustee, Conversion Agent or otherwise, shall not at any time have any duty or responsibility to determine or calculate the Conversion Rate, to determine when an adjustment under this Article 4 should be made to the Conversion Rate, or to determine how any adjustment should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. Unless and until the Trustee receives such Officers’ Certificate delivered pursuant to Section 4.08, the Trustee may assume without inquiry that no such adjustment has been made and the initial Conversion Rate as defined herein, or the last adjusted Conversion Rate with respect to which the Company has delivered such an Officers’ Certificate to the Trustee and Conversion Agent, remains in effect. The Trustee, in its capacity as Trustee, Conversion Agent or otherwise, shall not be accountable for and makes no representation as to the validity or value (or the kind or amount) of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or assets or property or Cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4 or the Indenture. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be compensated, reimbursed and indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

(b) The Trustee, in its capacity as Trustee, Conversion Agent or otherwise, shall have no duty to determine when any of the events discussed in Section 4.10 has occurred, whether the Holders are entitled to an opportunity to determine the form of consideration into which the Notes shall be convertible in connection with any such event, how the Holders should participate in such determination, how it should be made and whether it is conducted in accordance with the provisions of Section 4.10, shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, or whether they comply with the requirements of Section 4.10, but may accept as conclusive evidence of the correctness of all of the foregoing, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10 hereof and Section 10.4 of the Base Indenture.

Section 4.12 Voluntary Increase. The Company, from time to time, may increase the Conversion Rate, to the extent permitted by applicable law and subject to the applicable rules of the principal securities exchange on which the Common Stock is then listed, by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or deems it advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or from any event treated as such for income tax purposes, and it will be conclusive; provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock. The Company will provide 15 days’ prior written notice of any such increase in the Conversion Rate to the Trustee and the Holders.

Section 4.13 Other Adjustments. Whenever any provision of this Supplemental Indenture requires the calculation of the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period) and the Stock Price for purposes of a Make-Whole Fundamental Change, the Company will make appropriate adjustments to the Last Reported Sale Price or such function thereof to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices or functions thereof are to be calculated. In addition, if the Ex-Dividend Date or the Expiration Date for any event requiring an adjustment to the Conversion Rate occurs before the date on which the Last Reported Sale Price or function thereof is to be calculated, but the event does not give rise to an adjustment to the Conversion Rate until after such date, the Company will make an appropriate adjustment to the relevant calculation to account for such event only upon the occurrence of such event.

ARTICLE 5

SUBORDINATION

Section 5.01 Notes Subordinated to Senior Debt. The Company covenants and agrees, and each Holder of Notes, by such Holder’s acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Notes and the payment of the principal of and premium, if any, and interest, including Special Interest, if any, on each and all of the Notes is hereby expressly subordinated and junior, to the extent and in the manner set forth in this Section 5.01, in right of payment to the prior payment in full of all Senior Debt; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest, including Special Interest, if any, on the Notes in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt.

(a) In the event of any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in Cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in Cash, Notes or other property, on account of the principal of or premium, if any, or interest, including Special Interest, if any, on the Notes.

(b) In the event of any acceleration of Maturity of the Notes because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in Cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest, including Special Interest, if any, on the Notes or to acquire any of the Notes (including any conversion or Cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right or otherwise), and the Company will give prompt written notice of such acceleration to such holders of Senior Debt.

(c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in Cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest, including Special Interest, if any, on the Notes or to acquire any of the Notes (including any conversion or Cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right). The Company will give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

(d) In the event that, notwithstanding the foregoing provisions of Sections 5.01(a), 5.01(b) and 5.01(c), any payment on account of principal of, premium, if any, or interest, including Special Interest, if any, on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

(i) after the occurrence of an event specified in Section 5.01(a) or 5.01(b), then, unless all Senior Debt is paid in full in Cash, or provision shall be made therefor, or

(ii) after the happening of an event of default of the type specified in Section 5.01(c) above, then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, such payment (subject, in each case, to the provisions of Section 5.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt may have been issued, as their interests may appear.

Section 5.02 Subrogation. Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 5.01 hereof, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of Cash, property or Notes of the Company applicable to such Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

Section 5.03 Obligation of the Company is Absolute and Unconditional. Nothing contained in this Article or elsewhere in the Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and premium, if any, and interest, including Special Interest, if any, on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of Cash, property or Notes of the Company received upon the exercise of any such remedy.

Section 5.04 Maturity of or Default on Senior Debt. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest, including Special Interest, if any, is made upon the Notes.

Section 5.05 Payments on Notes Permitted. Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, premium, if any, or interest, including Special Interest, if any, on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any money deposited with it hereunder to the payment of the principal of, or premium, if any, or interest, including Special Interest, if any, on the Notes.

Section 5.06 Effectuation of Subordination by Trustee. Each Holder of Notes, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 5.07 Knowledge of Trustee. Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of money to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by the Indenture shall have received written notice thereof from the Company and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such money may become payable for any purpose the Trustee shall have received the notice provided for in this Section 5.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 5.08 Trustee’s Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 7.7 of the Base Indenture. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any duties (including without limitation, any fiduciary duty) to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 5.09 Rights of Holders of Senior Debt Not Impaired. No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 5.10 Modification of Terms of Senior Debt. Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

Section 5.11 Certain Conversions Not Deemed Payment. For the purposes of this Article 5 only:

(a) the issuance and delivery of Junior Securities upon conversion of Notes in accordance with Article 4 hereof shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest, including Special Interest, if any, on Notes or on account of the purchase or other acquisition of Notes, and

(b) the payment, issuance or delivery of Cash (except in satisfaction of fractional shares pursuant to Section 4.03 hereof), property or Notes (other than Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal, premium, if any, or interest, including Special Interest, if any, of such Note. For the purposes of this Section 5.11, the term “Junior Securities” means:

(i) shares of any Common Stock, or

(ii) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such Notes to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 4 hereof.

Section 5.12 No Layering of Debt. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes.

Section 5.13 Relation to Other Indebtedness. The Notes shall not be “Senior Debt” for purposes of the Second Supplemental Indenture, dated April 23, 2007, by and between the Company and the Trustee, relating to the Company’s 1.875% Senior Subordinated Convertible Notes due 2017 (the “2017 Notes”) or the Second Supplemental Indenture, dated October 15, 2013, by and between the Company and the Trustee, relating to the Company’s 1.50% Senior Subordinated Convertible Notes due 2020 (the “2020 Notes”), but shall rank equally in right of payment with the 2017 Notes and the 2020 Notes.

ARTICLE 6

COVENANTS

Article 4 (Covenants) of the Base Indenture is hereby supplemented, with respect to the Notes, to add or replace the following covenants, as indicated:

The following covenants shall apply with respect to the Notes authorized and designated under this Indenture.

Section 6.01 Payment of Notes. The following covenant replaces Section 4.1 (Payment of Principal and Interest) of the Base Indenture with respect to the Notes:

(a) The Company will promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. A payment of principal or interest, including Special Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to make the payment. Subject to Section 4.02 and Section 3.04, accrued and unpaid interest, including Special Interest, if any, on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Fundamental Change Repurchase Price, interest and Special Interest, in each case if payable, shall be considered paid on the applicable date due if, as of 10:00 a.m., New York City time, on such date (or, in the case of Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money in immediately available funds and designated for and sufficient to pay all such amounts then due. The Company will, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and overdue installment of interest, including Special Interest, if any, at the annual rate borne by the

Notes compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b) Payment of the principal of and interest, including Special Interest, if any, on the Notes shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Corporate Trust Administration Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal interest, and Special Interest, in respect of any Certificated Note by check or wire transfer payable in such money; provided further, that at the option of the Company payment of interest and Special Interest may be made by check sent to the address of the Person entitled thereto as such address appears in the register of the Notes; provided further, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.02 SEC Reports. The following covenant replaces Section 4.2 (SEC Reports) of the Base Indenture with respect to the Notes:

The Company shall timely file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and within 15 days after it is required to file them with the SEC, the Company shall deliver copies of all such reports, information and other documents to the Trustee; provided that if the Company files with the SEC such reports, information and documents electronically via the Electronic Data Gathering, Analysis and Retrieval (or EDGAR) filing system and such reports, information and documents are publicly available, the Company shall notify the Trustee of such filings and shall be deemed to be in compliance with its obligations to provide such reports, information and documents to the Trustee, provided that the Trustee shall have no obligation whatsoever to determine whether or not such information or reports have been filed with the SEC or made publicly available. The Company shall inform the Trustee by electronic mail or other written means that it has filed with the SEC an annual report on Form 10-K or quarterly report on Form 10-Q or such other reports, information and documents. In the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports will be provided at the times the Company would have been required to provide reports had it continued to have been subject to the reporting requirements. Delivery or deemed delivery of such reports, information and documents required in this Section 6.02 to the Trustee is for informational purposes only and the Trustee’s receipt and deemed receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company will also comply with the other provisions of TIA § 314(a).

Section 6.03 Par Value Limitation. The following covenant is added with respect to the Notes:

The Company will not take any action that, after giving effect to any adjustment pursuant to Section 4.01(e) or 4.02(a), would result in the Conversion Price becoming less than the par value of one share of Common Stock. In addition, the Company will not adjust the Conversion Rate pursuant to Section 4.01(e) such that the Conversion Price would be less than the par value of one share of Common Stock.

ARTICLE 7

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Article 5 (Successors) of the Base Indenture is hereby amended and restated in full, solely with respect to the Notes, to read as follows:

Section 7.01 Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company may not, without the consent of the Holders, consolidate with, merge into or transfer all or substantially all of property and assets of the Company (“Reorganization Event”) to another corporation organized under the laws of the U.S. or any of its political subdivisions (the “Reorganization Successor Corporation”) unless:

(i) either (A) the Company will be the resulting or surviving corporation or (B) the Reorganization Successor Corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Reorganization Successor Corporation which acquires by transfer all or substantially all of the properties and assets of the Company, shall (i) be a corporation incorporated and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Notes and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Notes required on the part of the Company to be performed or observed, and the conversion rights shall be provided for in accordance with Article 4 of this Supplemental Indenture, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Reorganization Successor Corporation (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Reorganization Successor Corporation which shall have acquired the Company’s assets;

(ii) at the time of and after giving effect to such Reorganization Event, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii) if, as a result of such Reorganization Event, the Notes became convertible into common stock or other securities issued by a third party, such third party shall fully and unconditionally guarantee all obligations of the Company or such successor under the Notes and this Indenture; and

(iv) if the Company will not be the resulting or surviving corporation, the Company will have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 7 and, if a supplemental indenture is required in connection with such Reorganization Event, such supplemental indenture complies with this Article, and that all conditions precedent and covenants herein provided for relating to such Reorganization Event have been complied with.

(b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 7.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Reorganization Successor Corporation or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.01, the successor Reorganization Successor Corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Reorganization Successor Corporation had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

Section 7.03 Opinion of Counsel to Be Given to Trustee.

The Company shall deliver to the Trustee prior to the consummation of a proposed Reorganization Event, an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Reorganization Event and any supplemental indenture comply with the Indenture.

ARTICLE 8

DEFAULTS AND REMEDIES

Article 6 (Defaults and Remedies) of the Base Indenture is hereby amended and restated in full, solely with respect to the Notes, to read as follows:

Section 8.01 Events of Default. An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 5 hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company shall fail to pay when due the principal of or premium, if any, on the Notes, including the Fundamental Change Repurchase Price of any Note and any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon exercise of a repurchase right or otherwise, whether or not such payment is prohibited by Article 5 hereof; or

(b) the Company shall fail to pay an installment of interest, including Special Interest, if any, on any of the Notes, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c) the Company shall fail to pay or deliver, as the case may be, Cash, shares of Common Stock, or a combination of Cash and shares of Common Stock, at its election, together with Cash instead of fractional shares, when such consideration is required to be delivered following conversion of the Notes, and that failure continues for 10 days; or

(d) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(e) (i) the Company shall fail to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $15,000,000 or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $15,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(f) the Company shall fail to provide a Fundamental Change Company Notice to the Holders and the Trustee in accordance with Section 3.01; or

(g) a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences as a debtor a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii) consents to the appointment of a Receiver of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi) consents to the filing of such a petition or the appointment of or taking possession by a Receiver.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 8.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to outstanding Notes (other than an Event of Default specified in Section 8.01(g) or 8.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest, including Special Interest, if any, to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 8.01(g) or 8.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest, including Special Interest, if any, on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing or anything to the contrary set forth in this Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 6.02 herein and for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the Indenture, if any), will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive Special Interest on the Notes at an annual rate equal to 0.50% of the outstanding principal amount of the Notes. In order to exercise this right and elect to pay Special Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations, the Company must notify all Holders of the Notes and the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs and comply with the other conditions of the Indenture. The Special Interest will be paid semi-annually in arrears, with the first semi-annual payment (prorated for the number of days during which the Company is in Default) due on the first Interest Payment Date following the date on which the Special Interest began to accrue on any Notes. The Special Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations set forth in Section 6.02 herein first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On such 180th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such Special Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Notes will be subject to acceleration as provided above in this Section 8.02. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. If the Company elects to pay Special Interest as the sole remedy for an Event of Default relating to the failure to comply with reporting obligations in Section 6.02 or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the Indenture, if any), then the Company will notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs and shall deliver to the Trustee an Officers’ Certificate stating (i) a brief description of the report or reports that the Company failed to file that resulted in the Event of Default under Section 8.01(e), (ii) that the Company is electing to pay Special Interest and the date on which such Event of Default occurred, (iii) the amount of such Special Interest that is payable and (iv) the date on which such Special Interest is payable. If the Company has paid Special Interest directly to the Persons entitled to such Special Interest, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment. Nothing in this Section 8.02 shall affect the rights of Holders in the event of the occurrence of any other Event of Default.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of principal of or interest, including Special Interest, if any, on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 8.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 8.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 8.03 Other Remedies. If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest, including Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes.

Section 8.04 Waiver of Past Defaults. The Holders, either (a) through the written consent of at least a majority in aggregate principal amount of the then-outstanding Notes or (b) by the adoption of a resolution, at a meeting of Holders of the then-outstanding Notes at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may, on behalf of the Holders of all of the Notes, waive any past or existing Default or Event of Default and its consequences, except a Default or Event of Default:

(a) in the payment of the principal of, or premium, if any, or interest, including Special Interest, if any, on any Note (provided, however, that subject to Section 8.07 hereof, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(b) in respect of the right to convert any Note in accordance with Article 4; or

(c) in respect of a covenant or provision hereof which, under Section 9.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05 Control by Majority. The Holders, either (a) through the written consent of at least a majority in aggregate principal amount of the Notes then outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Notes then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred to the Trustee, subject to the provisions of this Indenture. However, the Trustee may refuse to follow any direction that:

(a) conflicts with law or the Indenture,

(b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(c) would involve the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.06 Limitation on Suit. No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to pursue the remedy;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any losses, costs, expenses and liabilities incurred in complying with such request;

(d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Section 8.07 Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article 8, the following shall apply with respect to the Notes authorized and designated under this Indenture.

Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal amount, premium, including Make-Whole Premium, if any, Fundamental Change Repurchase Price, interest, including Special Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, and to convert such Note in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates expressed in the Notes and this Indenture and to convert in accordance with Article 4, and shall not be impaired or affected without the consent of such Holder.

Section 8.08 Collection of Indebtedness and Suits for Enforcement by the Trustee. The Company covenants that if:

(a) a Default or Event of Default occurs in the payment of any interest, including Special Interest, on any Note when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

(b) a Default or Event of Default occurs in the payment of the principal of or premium, if any, on any Note at the Final Maturity Date thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 8.02 hereof) on such Notes for principal and premium, if any, and interest, including Special Interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, including Special Interest, in each case at the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default (other than an Event of Default specified in Section 8.01(g) or 8.01(h) hereof) occurs and is continuing, upon acceleration of the Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings (or by any other available remedy) as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 8.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, including Special Interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest, including Special Interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Notes allowed in such judicial proceeding, and (2) to collect and receive any money or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 8.10 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 8.11 Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.12 Rights and Remedies Cumulative. No right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.13 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 8.14 Application of Money Collected. Subject to Article 5 hereof, any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal or premium, if any, or interest, including Special Interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest, including Special Interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest, including Special Interest, if any, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

Section 8.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest, including Special Interest, if any, on any Note on or after the Final Maturity Date expressed in such Note (or, in the case of exercise of a repurchase right in connection with a Fundamental Change, on or after the related Fundamental Change Repurchase Date) or for the enforcement of the right to convert any Note in accordance with Article 4.

Section 8.16 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 9

AMENDMENTS AND WAIVERS

Article 9 (Amendments and Waivers) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 9.01 Without Consent of Holders. The Company and the Trustee may also amend or supplement this Indenture or the Notes without notice to or consent of any Holder of a Note for any of the following purposes:

(a) to add to the covenants of the Company for the benefit of the Holders of Notes;

(b) to surrender any right or power herein conferred upon the Company;

(c) to make provision with respect to the conversion rights of Holders of Notes pursuant to Section 4.10 hereof;

(d) to provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 7 hereof;

(e) to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Notes in any material respect in the good faith opinion of the Board of Directors and such increase is made only in compliance with the applicable rules of the principal securities exchange on which the Common Stock is then listed;

(f) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA;

(g) to irrevocably elect or eliminate one of the Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount;

(h) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of Notes in any material respect; and provided further, that no modification or amendment made to conform this Indenture or the Notes to the section of the Prospectus Supplement entitled “Description of the Notes” shall be deemed to adversely affect the interests of the Holders of the Notes; and

(i) to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, however, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders of Notes in any material respect in the good faith opinion of the Board of Directors.

Section 9.02 With Consent of Holders. Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the Notes then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

Without the written consent or the affirmative vote of each Holder of Notes affected, an amendment or waiver under this Section 9.02 may not:

(a) change the Final Maturity Date of the principal of, or any installment of interest, including Special Interest, on, any Note;

(b) reduce the principal amount of or premium, if any, on any Note;

(c) reduce the Interest Rate or interest, including Special Interest, on any Note;

(d) change the currency of payment of principal of, premium, if any, or interest, including Special Interest, on any Note;

(e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Note;

(f) modify the obligation of the Company to maintain an office or agency pursuant to Section 2.04 hereof;

(g) except as permitted by Section 4.10 hereof, adversely affect the right to convert any Note as provided in Article 4 hereof;

(h) adversely affect the right of Holders to require the Company to repurchase the Notes in the event of a Fundamental Change;

(i) modify the subordination provisions of the Notes in a manner adverse to the Holders of Notes;

(j) reduce the percentage in aggregate principal amount of the Notes outstanding necessary to modify or amend the Indenture or to waive any past default; or

(k) reduce the percentage in aggregate principal amount of the Notes outstanding required for the adoption of a resolution or the quorum required at any meeting of Holders of the Notes at which a resolution is adopted.

No such modification, amendment or waiver that relates to increasing the Conversion Rate may be made unless such modification, amendment or waiver is made in compliance with the applicable rules of the principal securities exchange on which the Common Stock is then listed.

It shall not be necessary for any act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will promptly send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (k) of Section 9.02. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. Any amendment to this Indenture or the Notes shall be set forth in a supplemental indenture to the Indenture that complies with the TIA as then in effect.

Section 9.04 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon written request in a Company Order new Notes that reflect the amendment or waiver.

Section 9.05 Trustee Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall not be under any responsibility to determine the correctness of any provisions contained therein, and shall be entitled to receive, and (subject to Section 7.1 of the Base Indenture) shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that the amended or supplemental indenture has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and only upon the receipt of the documents described in this Section and in Section 7.2 of the Base Indenture, and, if applicable, evidence satisfactory to the Trustee that the consent of the Holders of the required principal amount of the outstanding Notes has been obtained, the Trustee shall sign all supplemental indentures that are authorized by and conform to the terms of this Article 9, except that the Trustee need not sign any supplemental indenture that adversely affects its rights, duties, liabilities or indemnities under this Indenture or otherwise.

ARTICLE 10

SATISFACTION AND DISCHARGE

Article 8 (Satisfaction and Discharge; Defeasance) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 10.01 Satisfaction and Discharge of Indenture.

(a) This Indenture shall, subject to Section 10.01(b), cease to be of further effect if:

(i) the Company (A) delivers all outstanding Notes to the Trustee for cancellation or (B)(x) irrevocably deposits or causes to be deposited with the Trustee or the Paying Agent after such Notes have become due and payable, whether at Stated Maturity, upon conversion, or on any Fundamental Change Repurchase Date, Cash (including any Cash in lieu of fractional shares in connection with any conversion) and (y) in the case of a conversion for which a Physical Settlement or Combination Settlement applies, delivers to the converting Holders shares of Common Stock issuable upon conversion, in each case calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture; and

(ii) the Company has delivered to the Trustee (i) irrevocable instructions under this Indenture to apply the deposited money toward payment of the Notes at the Final Maturity Date or at such time as they otherwise are due and payable, as the case may be, and (ii) an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding Section 10.01(a), the obligations of the Company in Sections 2.04 and 2.05 of this Supplemental Indenture, Sections 2.5, 2.6, 2.7, 2.8, 2.9 and 7.7 of the Base Indenture and in this Article 10 and the other rights, powers, trusts and immunities of the Trustee under the Indenture and the Company’s obligations in connection therewith, shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company in Sections 7.07, 10.02 and 10.03 and the other rights, powers, trusts and immunities of the Trustee under the Indenture and the Company’s obligations in connection therewith shall survive such satisfaction and discharge.

Section 10.02 Deposited Money To Be Held in Trust. Subject to Section 10.03 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 5 hereof, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), as instructed by the Company, to the Holders of the particular Notes for the payment or repurchase of which such money have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, including Special Interest, if any.

Section 10.03 Return of Unclaimed Money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. Notwithstanding the foregoing, the Trustee and Paying Agent shall have the right to withhold payment of such money to the Company until the Trustee or Paying Agent at the expense of the Company publishes in a newspaper of general circulation in New York City, or mails to each Holder, a notice stating that such money shall be repaid to the Company if unclaimed after a date no less than 30 days from the publication of such press release or mailing of such notice. After payment to the Company, all liability of the

Trustee and the Paying Agent with respect to such money shall cease, and Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 10.04 Application of Trust Funds; Indemnification. Subject to the provisions of Section 10.03, all money deposited with the Trustee pursuant to Section 10.01 will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as instructed by the Company or as the Trustee may determine, to the Holder of such Notes, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any of the money in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or Paying Agent is permitted to apply all money in accordance with Section 10.01; provided that if the Company has made any payment of principal of or interest, including Special Interest, if any, on Securities of any Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money.

ARTICLE 11

MEETING OF HOLDERS OF NOTES

Section 11.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 11 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Notwithstanding anything contained in this Article 11, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Notes in accordance with its standard practices.

Section 11.02 Call Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 11.01 hereof, to be held at such time and at such place in the City of New York. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-outstanding Notes which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture hereof, not less than 10 nor more than 60 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a resolution of the Board of Directors and a Company Order, or the Holders of at least 10% in principal amount of the Notes then outstanding shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 11.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 10 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in the City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

Section 11.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of the then-outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 9.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote at least a majority in principal amount of the Notes then outstanding.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Section 11.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 11.02(b) hereof, in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting (even if a quorum is not established).

(c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of the Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders of Notes duly called pursuant to Section 11.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 11.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 hereof and, if applicable, Section 11.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the Trustee’s copy to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated; provided, however, that the Trustee shall not be required to take or refrain from taking any action based on any vote by the Holders at any such meeting, unless the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel as required by Sections 10.4 and 10.5 of the Base Indenture, or if in the opinion of the Trustee such action or inaction adversely affects its rights, duties, liabilities or indemnities.

ARTICLE 12

MISCELLANEOUS

Article 10 (Miscellaneous) of the Base Indenture is hereby supplemented, with respect to the Notes, to add the following:

Section 12.01 Calculations in Respect of Notes. Except as explicitly stated herein, the Company will be responsible for making all calculations required pursuant to this Supplemental Indenture, including, without limitation, calculations with respect to determinations of the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, the Conversion Price and the Conversion Rate. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company will provide a written schedule of such calculations to the Trustee, including in its capacity as the Conversion Agent, and the Trustee shall be entitled to conclusively rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

BIOMARIN PHARMACEUTICAL INC.

By	/s/ Jean-Jacques Bienaimé
Name:	Jean-Jacques Bienaimé
Title:	Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

BIOMARIN PHARMACEUTICAL INC.

0.75% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2018

NO. [    ] CUSIP: 09061GAE1

BioMarin Pharmaceutical Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of [        ] Dollars ($        ) on October 15, 2018.

Interest Payment Dates: October 15 and April 15 of each year, commencing [                    ].

Regular Record Dates: October 1 and April 1 of each year.

This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of             , 2013.

BioMarin Pharmaceutical Inc.

By:

By:

Trustee’s Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:

Authorized Signatory:

[FORM OF REVERSE SIDE OF NOTE]

BIOMARIN PHARMACEUTICAL INC.

0.75% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2018

1.	INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate of 0.75% per annum. The Company shall pay interest semiannually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on April 15, 2014. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2013; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If the Holder elects to require the Company to repurchase this Note pursuant to Section 5 of this Note, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date, will be paid to the Holder in whose name the Notes are registered as of the Close of Business on the Regular Record Date immediately preceding the applicable Fundamental Change Repurchase Date.

A Holder of any Note at the Close of Business on a Regular Record Date shall be entitled to receive interest, including Special Interest, if any, on such Note on the corresponding Interest Payment Date. A Holder of any Note which is converted after the Close of Business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Note whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest, including Special Interest, if any, on the principal amount of such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, any such Holder which surrenders any such Note for conversion during the period between the Close of Business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Note so converted (but excluding any overdue interest, including Special Interest, if any, on the principal amount of such Note so converted that exists at the time such Holder surrenders such Note for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Note (a) with respect to which the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, (b) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to the Note or (c) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest, including Special Interest, if any, and need not pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion.

Therefore, for the avoidance of doubt, all record holders on the Regular Record Date immediately preceding the Final Maturity Date will receive the full interest payment due on the Final Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

2.	METHOD OF PAYMENT

The Company shall pay interest, including Special Interest, if any, on this Note (except defaulted interest) to the person who is the Holder of this Note at the Close of Business on October 1 and April 1, as the case may be (each, a “Regular Record Date”), immediately preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest, including Special Interest, if any, in respect of any Certificated Note by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may send an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR, CONVERSION AGENT AND NOTICE AGENT

Initially, Wilmington Trust, National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Conversion Agent and Notice Agent. The Company may change any Paying Agent, Registrar, Conversion Agent and Notice Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its 0.75% Senior Subordinated Convertible Notes Due 2018 (the “Notes”), issued under a Base Indenture, dated as of October 15, 2013 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture with respect to the Notes, dated as of October 15, 2013 (the Base Indenture, as so supplemented, the “Indenture”). The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

The Notes are senior subordinated unsecured obligations of the Company. The Indenture does not limit the incurrence of additional Notes (subject to certain conditions) or other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

5.	PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for Cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Notes held by such Holder on a date specified by the Company that is no later than 45 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, including Special Interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date. A Fundamental Change Company Notice shall be given by the Company to the Trustee and the Holders as provided in the Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Indenture.

6.	NO REDEMPTION AT THE OPTION OF THE COMPANY

The Company may not redeem the Notes prior to the Final Maturity Date. The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

7.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Note that is $1,000 principal amount or integral multiples thereof.

Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make-Whole Premium, in addition to the consideration due upon conversion of such Note.

The Conversion Rate shall be initially equal to 10.6213 shares of Common Stock per $1,000 principal amount of the Notes. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay a Cash adjustment as provided in the Indenture. Subject to the terms of the Indenture, upon conversion of any Note, the Company will pay to or deliver, as the case may be, at the election of the Company, to the converting Holder, in respect of each $1,000 principal amount of the Notes being converted, a Cash Settlement, a Physical Settlement or a Combination Settlement.

8.	SUBORDINATION

The Indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

11.	UNCLAIMED MONEY

If money for the payment of principal or interest, including Special Interest, if any, remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	DISCHARGE PRIOR TO MATURITY.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Notes and the Indenture if the Company (A) delivers all outstanding Notes to the Trustee for cancellation or (B)(x) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon conversion, or on any Fundamental Change Repurchase Date, Cash (including any Cash in lieu of fractional shares in connection with any conversion) and (y) in the case of a conversion for which a Physical Settlement or Combination Settlement applies, delivers to the converting Holders shares of Common Stock issuable upon conversion, in each case calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture.

13.	AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Certain waivers or consents require the consent of the Holder of a Note to be binding on such Holder. Any such consent or waiver by the Holders of this Note shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Special Interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

14.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15.	DEFAULTS AND REMEDIES

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

16.	TRUSTEE DEALINGS WITH THE COMPANY

Wilmington Trust, National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.	AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on this Note. No representation is made as to the accuracy of such numbers either as printed on this Note or otherwise and reliance may be placed only on the other identification numbers placed thereon.

21.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such state, without regard to conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: BioMarin Pharmaceutical Inc., 770 Lindaro Street, San Rafael, California, 94901, Attention: Corporate Counsel, Facsimile No.: (415) 382-7889, Telephone No.: (415) 506-6700.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Notes Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note, check the box:

☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $                .

If you want the Cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Notes Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	BioMarin Pharmaceutical Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from BioMarin Pharmaceutical Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, purchase, repurchases, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Note	Amount of Increase in Principal Amount of this Note	Principal Amount of this Global Note following Each Increase or Decrease	Signature of Authorized Officer of Trustee